Exhibit 4.28

Dated 30 July 2015

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

HSH NORDBANK AG

as Agent, Mandated Lead Arranger, Swap Bank

and Security Trustee

and

ALCYONE INTERNATIONAL MARINE INC.

NEPTUNE INTERNATIONAL SHIPPING AND TRADING S.A. and

PALOMA MARINE S.A.

as joint and several Borrowers

DEED OF RELEASE OF SECURITY

relating to a loan facility of

(originally) up to US$47,000,000

Index

Clause		Page

1	Interpretation	2
2	Release of Security Interests	2
3	Continuing Effect	2
4	Expenses	2
5	Supplemental	2
6	Law and Jurisdiction	3

Schedule 1 Lenders		4
Execution pages		5

THIS DEED is made on [●] 2015

BETWEEN

(1)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(2)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Agent;

(3)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Mandated Lead Arranger;

(4)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Germany, as Swap Bank; and

(6)	PALOMA MARINE S.A., ALCYONE INTERNATIONAL MARINE INC. and NEPTUNE INTERNATIONAL SHIPPING AND TRADING S.A. each a corporation duly incorporated and existing under the laws of Liberia whose registered office is at 80 Broad Street, Monrovia Liberia (each a “Borrower” and, together, the “Borrowers”).

BACKGROUND

(A)	By a loan agreement dated 4 April 2014 (as amended and supplemented by a first supplemental agreement dated 24 July 2015, the “Loan Agreement”) and made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders, (iii) the Agent, (iv) the Mandated Lead Arranger, (v) the Security Trustee and (vi) the Swap Bank, the Lenders have made available to the Borrowers a senior secured post-delivery term loan facility of (originally) up to US$47,000,000.

(B)	By an agency and trust agreement entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Creditor Parties.

(C)	By a master agreement (the “Master Agreement”) (on the 2002 ISDA Master Agreement form together with the schedule attached thereto) dated 4 April 2014 and made between (i) the Borrowers and (ii) the Swap Bank, it was agreed that the Swap Bank would enter into Designated Transactions with the Borrowers from time to time to hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(D)	By a corporate guarantee dated 4 April 2014 (the “Corporate Guarantee”) and made between the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement, the Master Agreement and every other Finance Document.

(E)	This Deed sets out the terms and conditions on which the Creditor Parties agree, at the request of the Borrowers and the Corporate Guarantor, to the release of certain obligations created by the Released Finance Documents.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions

In this Deed, unless the contrary intention appears:

“Continuing Finance Documents” means the Finance Documents other than the Released Finance Document;

“Loan Agreement” means the Loan Agreement dated 4 April 2014 referred to in Recital (A);

“Master Agreement” means the Master Agreement dated 4 April 2014 referred to in Recital (C);

“Released Finance Document” means the Corporate Guarantee.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 to 1.6 of the Loan Agreement apply, with any necessary modifications, to this Deed.

2	Release of Security Interests

2.1	Release of obligations

The Creditor Parties release and discharge the Corporate Guarantor from its obligations under the Released Finance Document, including, without limitation, any covenants and undertakings.

3	Continuing Effect

3.1	Finance Documents to remain in full force and effect

The Borrowers and the Security Parties (other than the Corporate Guarantor) confirm and agree with the Creditor Parties that the Continuing Finance Documents shall remain in full force and effect.

4	Expenses

4.1	Expenses

The provisions of clause 20 (Fees and Expenses) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any appropriate modifications.

5	Supplemental

5.1	Counterparts

This Deed may be executed in any number of counterparts.

5.2	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

2

6	Law and Jurisdiction

6.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

6.2	Incorporation of Loan Agreement provisions

The provisions of clause 31 (Law and Jurisdiction) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

3

Schedule 1

Lenders

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

4

EXECUTION PAGES

LENDERS

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSH NORDBANK AG	)
in the presence of:	)

AGENT

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSH NORDBANK AG	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSH NORDBANK AG	)
in the presence of:	)

MANDATED LEAD ARRANGER

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSH NORDBANK AG	)
in the presence of:	)

SWAP BANK

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSH NORDBANK AG	)
in the presence of:	)

5

BORROWERS

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
ALCYONE INTERNATIONAL MARINE INC.	)
in the presence of:	)

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
NEPTUNE INTERNATIONAL SHIPPING	)
AND TRADING S.A.	)
in the presence of:	)

SIGNED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
PALOMA MARINE S.A.	)
in the presence of:	)

6

COUNTERSIGNED this 30th day of July 2015 for and on behalf of the below company which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Deed, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the other Finance Documents.

for and on behalf of
ALLSEAS MARINE S.A.

7